EXHIBIT 99


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                         [Sun Bancorp, Inc. Letterhead]

**** FOR IMMEDIATE RELEASE****                                     PAGE 1 of 2

FOR MORE INFORMATION, CONTACT:  Robert F. Mack (609) 691-7700

                   SUN BANCORP, INC. ANNOUNCES STOCK DIVIDEND

Vineland, NJ.....................September 25, 1996

Bernard A. Brown, Chairman and Philip W. Koebig, III, Executive Vice President of Sun Bancorp, Inc., the Vineland New Jersey parent holding company of Sun National Bank, announced today that on October 30, 1996 sun will pay a 5% stock dividend to shareholders of record as of October 15, 1996. Fractional shares created as a result of the dividend will be paid in cash.

The dividend announcement was made almost one month from the date that Sun Bancorp, Inc. common stock began trading on the Nasdaq SmallCap Stock Market under the symbol SNBC.

                                    - MORE -

          P.O. Box 849 - 226 Landis Avenue - Vineland, New Jersey 08360
                                - (609) 691-7700


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                   [Sun Bancorp, Inc. Second Page Letterhead]

                   SUN BANCORP, INC. ANNOUNCES STOCK DIVIDEND

Page 2 of 2                                                  September 25, 1996



"We are pleased to be able to announce this stock dividend," commented Brown. "Since our formation in 1985, and throughout our recent growth, we have been fortunate to have extremely loyal support from our shareholders," he added.

"Even with the intense competitive environment that surrounds the banking industry in southern New Jersey, Sun has continued to grow at a quick pace." remarked Koebig, who also serves as President and Chief Executive Officer of Sun National Bank. "That growth has translated to added value to our shareholders."

Sun  National  Bank  has  eighteen   financial   service  centers  in  Atlantic,
Burlington, Cape May, Cumberland, Mercer and Ocean counties, New Jersey, servicing the retail and commercial markets.

Its deposits are insured by the F.D.I.C.

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